INTERMEDIATE MUNICIPAL TRUST

Item 77 C -- Submission of Matters to a Vote of Security Holders


A Special Meeting of shareholders of Intermediate Municipal Trust (the "Trust"), on behalf of its one portfolio, Federated Intermediate Municipal Trust (the "Fund"), was held on March 23, 1999. The following items, which are required to be reported under this Item 77C, were approved by shareholders of the Trust at the meeting:


AGENDA ITEM 1:  To elect Trustees:*

1.)  Thomas G. Bigley
2.)  John T. Conroy, Jr.
3.)  John F. Cunningham
4.)  Peter E. Madden
5.)  Charles F. Mansfield, Jr.
6.)  John E. Murray, Jr., J.D., S.J.D.
7.)  John S. Walsh


*The following Trustees of the Trust continued their terms as Trustees: John
F. Donahue, Lawrence D. Ellis, M.D. and Marjorie P. Smuts.

AGENDA ITEM 2: To ratify the selection of Arthur Andersen LLP as the Trust's independent auditors:

The results of shareholders voting were as follows:

	Shares voted affirmatively....15,304,995
	Shares voted negatively....351,946
	Shares abstaining....65,882

AGENDA ITEM 3:  To make changes to the Fund's fundamental investment policies:

(a) To amend the Fund's fundamental investment policy on diversification of its investments:

The results of shareholders voting were as follows:

	Shares voted affirmatively....13,616,079
	Shares voted negatively....665,354
	Broker Non-Vote....1,130,207
Shares abstaining....311,184

(b) 	To make non-fundamental, and to amend, the Fund's policy regarding acquiring securities to exercise control of an issuer:

The results of shareholders voting were as follows:

	Shares voted affirmatively ....13,522,467
	Shares voted negatively....703,081
	Broker Non-Vote ....1,130,297
Shares abstaining ....367,069

(c) 	To make non-fundamental, and to amend, the Fund's policy to permit the Fund to invest in the securities of other investment companies:

The results of shareholders voting were as follows:

	Shares voted affirmatively ....13,689,765
	Shares voted negatively ....707,398
	Broker Non-Vote ....1,130,207
Shares abstaining....195,454

(d) To amend the Fund's fundamental investment policy regarding borrowing to permit the purchase of securities while borrowings are outstanding:

The results of shareholders voting were as follows:

	Shares voted affirmatively ....13,311,564
	Shares voted negatively ....839,380
	Broker Non-Vote.... 1,130,207
Shares abstaining ....411,673

AGENDA ITEM 4: To eliminate certain of the Fund's fundamental investment policies:

(a) To remove the Fund's fundamental investment policy on investing in new issuers:

The results of shareholders voting were as follows:

	Shares voted affirmatively ....13,504,376
	Shares voted negatively ....717,675
	Broker Non-Vote ....1,130,206
Shares abstaining ....370,567

(b) 	To remove the Fund's investment policy regarding concentration:

The results of shareholders voting were as follows:

	Shares voted affirmatively ....13,424,550
	Shares voted negatively ....750,409
	Broker Non-Vote ....1,130,207
Shares abstaining ....417,658

(c) 	To remove the Fund's fundamental investment policy on investing in oil, gas, and minerals:

The results of shareholders voting were as follows:

	Shares voted affirmatively ....13,419,998
	Shares voted negatively ....800,304
	Broker Non-Vote ....1,130,207
Shares abstaining ....372,315

AGENDA ITEM 5: To approve an amendment and restatement to the Trust's Declaration of Trust to permit the board of Trustees to liquidate assets of the Trust without shareholder approval:

The results of shareholders voting were as follows:

	Shares voted affirmatively ....13,530,769
	Shares voted negatively ....683,176
	Broker Non-Vote ....1,130,208
Shares abstaining ....378,671


The Definitive Proxy Statement for the Special Meeting held on March 23, 1999, was filed with the Securities and Exchange Commission on February 3, 1999, and is incorporated by reference. (File No. 811-4314)